UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2006

RoomLinX Inc.
(Exact Name of Registrant as Specified in its Charter)

CO	000-26213	83-0401552
(State or Other Jurisdiction of Incorporation)	(Commission Identification No.)	(IRS Employer File Number)

2150 W. 6th Ave., Unit D, Broomfield, Colorado 80020	80020
(Address of Principal Executive Offices)	(Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a)    (i)   Effective June 8, 2006, Eisner LLP resigned as the Registrant’s independent auditors.

(ii)  The audit of the Registrant’s financial statements for the year ended December 31, 2005 has not been performed. Eisner LLP’s report on the Registrant’s financial statements for the years ended December 31, 2003 and 2004 each contained a going concern explanatory paragraph.

(iii)  With regard to the audited financial statements as of December 31, 2004 and 2003 and for the years then ended and to date, there were no disagreements with Eisner, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Eisner LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(b)   Effective June 13, 2006, the Registrant engaged Stark Winter Schenkein & Co., LLP, Denver, Colorado (“SWS”), as its principal independent accountants to perform the review of the Registrant’s financial statements for the period ended September 30, 2005 and to perform the audit of the Registrant’s financial statements for the year ended December 31, 2005.

Neither the Registrant (nor anyone on its behalf) consulted SWS regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

(c)   Annexed hereto as Exhibit 16.1 is the letter of Eisner LLP, dated June 8, 2006 required by Item 304(a)(3) of Regulation S-B.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements:
None

(b)	Pro forma financial information:
None

(c)	Shell company transactions:
None

(d)	Exhibits
16.1 Letter of Eisner, LLP dated June 8, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2006	ROOMLINX INC.

	By:	/s/Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

EXHBIT INDEX
Exhibit No.	Description

16.1	Letter of Eisner, LLP, dated June 8, 2006

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